                                                                    EXHIBIT 10.8


                            PHELPS DODGE CORPORATION

                                  SUPPLEMENTAL

                                 RETIREMENT PLAN
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                                                                               .
                                                                               .
                                                                               .
                                TABLE OF CONTENTS

ARTICLE I        PREAMBLE ..............................................     1

ARTICLE II       DEFINITIONS ...........................................     1

         2.1   DEFINITIONS .............................................     1

         2.2   CONSTRUCTION ............................................     5

         2.3   REFERENCES TO RETIREMENT PLAN ...........................     5

ARTICLE III      ELIGIBILITY ...........................................     6

         3.1   SELECTION OF PARTICIPANTS ...............................     6

         3.2   DISCONTINUANCE OF PARTICIPATION .........................     6

         3.3   ADOPTION BY AFFILIATES ..................................     7

         3.4   CHANGE IN AFFILIATE STATUS ..............................     7

ARTICLE IV       ELIGIBILITY FOR BENEFITS ..............................     7

         4.1   NORMAL RETIREMENT .......................................     7

         4.2   EARLY RETIREMENT ........................................     7

         4.3   LATE RETIREMENT .........................................     8

         4.4   SPECIAL EARLY RETIREMENT ................................     8

         4.5   DISABILITY ..............................................     8

         4.6   TERMINATION OF EMPLOYMENT ...............................     8

         4.7   DEATH BEFORE RETIREMENT .................................     9

         4.8   CYPRUS DEATH BENEFIT ....................................     9

         4.9   DEATH AFTER RETIREMENT ..................................     9

         4.10  SPECIAL VESTING PROVISION APPLICABLE ON SALE OF ACCURIDE      9

ARTICLE V        DETERMINATION OF BENEFITS .............................    10

         5.1   NORMAL RETIREMENT BENEFIT ...............................    10

         5.2   EARLY RETIREMENT BENEFIT ................................    11

         5.3   LATE RETIREMENT BENEFIT .................................    12

         5.4   SPECIAL EARLY RETIREMENT BENEFIT ........................    12

         5.5   DISABLED EMPLOYEE BENEFIT ...............................    12

         5.6   DEFERRED VESTED RETIREMENT BENEFIT ......................    12

         5.7   SURVIVING SPOUSE BENEFIT - DEATH BEFORE RETIREMENT ......    13

         5.8   TIMING ADJUSTMENTS ......................................    13


                                        i
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
ARTICLE VI       PAYMENT OF BENEFITS ...................................    13

         6.1   TIME OF DISTRIBUTION OF BENEFITS ........................    13

         6.2   PARTICIPANT ELECTIONS ...................................    14

         6.3   FORMS OF BENEFIT PAYMENTS ...............................    14

         6.4   SPOUSAL CONSENT .........................................    16

         6.5   BENEFICIARY DESIGNATIONS ................................    16

         6.6   IN-SERVICE PAYMENT OF BENEFITS ..........................    17

         6.7   SPECIAL PAYMENT PROVISION APPLICABLE ON SALE OF AFFILIATE    17

ARTICLE VII      ADMINISTRATION OF THE PLAN ............................    17

         7.1   ADOPTION OF TRUST .......................................    17

         7.2   POWERS OF THE PLAN ADMINISTRATOR ........................    17

         7.3   BENEFITS ADMINISTRATION COMMITTEE .......................    18

         7.4   APPOINTMENT OF AGENTS ...................................    18

         7.5   CONFLICT OF INTEREST ....................................    19

         7.6   ACTION TAKEN BY COMPANY .................................    19

         7.7   DELEGATIONS OF AUTHORITY ................................    19

         7.8   INDEMNIFICATION .........................................    19

ARTICLE VIII     CLAIMS REVIEW PROCEDURE ...............................    19

         8.1   APPLICATION FOR BENEFITS NOT REQUIRED ...................    19

         8.2   CLAIMS PROCEDURES .......................................    19

ARTICLE IX       LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY .........    23

         9.1   ANTI-ALIENATION CLAUSE ..................................    23

         9.2   PERMITTED ARRANGEMENTS ..................................    23

         9.3   PAYMENT TO MINOR OR INCOMPETENT .........................    23

         9.4   UNDERPAYMENT OR OVERPAYMENT OF BENEFITS .................    23

ARTICLE X        AMENDMENT, MERGER AND TERMINATION .....................    24

         10.1  AMENDMENT ...............................................    24

         10.2  MERGER OR CONSOLIDATION OF COMPANY ......................    24

         10.3  TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS ..    24

ARTICLE XI       CHANGE OF CONTROL PROVISIONS ..........................    24

         11.1  ADDITIONAL SERVICE CREDIT ...............................    24


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
         11.2  70/80 RETIREMENT BENEFIT ................................    25

         11.3  PLAN ADMINISTRATOR DISCRETION ...........................    25

         11.4  SPECIAL LUMP SUM OPTION .................................    25

ARTICLE XII      GENERAL PROVISIONS ....................................    26

         12.1  LIMITATION ON PARTICIPANTS' RIGHTS ......................    26

         12.2  STATUS OF PARTICIPANTS AS UNSECURED CREDITORS ...........    26

         12.3  STATUS OF TRUST FUND ....................................    26

         12.4  CANCELLATION OR REDUCTION OF BENEFITS ...................    26

         12.5  UNIFORM ADMINISTRATION ..................................    26

         12.6  HEIRS AND SUCCESSORS ....................................    27

         12.7  NO LIABILITY FOR ACCELERATION OF PAYMENTS ...............    27

                            PHELPS DODGE CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN

                                    ARTICLE I
                                    PREAMBLE

      Phelps Dodge Corporation (the "Company"), a corporation organized and existing under the laws of the State of New York, previously adopted the Comprehensive Executive Non-qualified Retirement and Savings Plan of Phelps Dodge Corporation (the "Comprehensive Plan"). The Comprehensive Plan consisted, primarily, of supplemental executive retirement provisions and supplemental executive savings provisions. In 1997, the Company split the Comprehensive Plan into two separate plans, the Phelps Dodge Corporation Supplemental Savings Plan (the "SSP") and the Phelps Dodge Corporation Supplemental Retirement Plan.

      By the adoption of this document, the Company amends and restates the Phelps Dodge Corporation Supplemental Retirement Plan (the "Plan") in its entirety. This amended and restated Plan document is effective, generally, as of January 1, 2001 (the "Effective Date"), but special effective dates may apply to particular provisions, as noted below.

      By action taken on November 15, 2000, the Cyprus Amax Minerals Company Supplemental Executive Retirement Plan was merged into the Plan, effective as of January 1, 2001. Effective as of the same date, Cyprus Amax Minerals Company ("Cyprus") became a participating employer under this Plan. As of the Effective Date, all benefits previously accrued under either the Plan or the Cyprus Amax Minerals Company Supplemental Executive Retirement Plan shall be governed by the terms and provisions of this Plan document, which also serves as a complete amendment and restatement of the Cyprus Amax Minerals Company Supplemental Executive Retirement Plan.

      The purpose of this Plan is to provide a select group of management or highly compensated employees of the Company and certain of its affiliates with supplemental retirement benefits. As a result, the Plan shall be considered to be a "top hat plan", exempt from many of the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). This Plan is not intended to "qualify" for favorable tax treatment pursuant to Section 401(a) of the Internal Revenue Code of 1986 (the "Code") or any successor section or statute.

                                   ARTICLE II
                                   DEFINITIONS

2.1 DEFINITIONS.

      When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Section 2.1 or in the Preamble. The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

      (a) "ACT" means the Employee Retirement Income Security Act of 1974, as amended.

      (b) "ACTUARIAL EQUIVALENT" means a benefit of equal value when computed using an indicated mortality table, interest rate and annuity conversion factors. Except as otherwise noted below, the mortality tables, and interest rates specified in Section 1.1(c) (Definitions - Actuarial Equivalent) of the Retirement Plan and the annuity conversion factors set forth in Article V (Payment of Benefits) of the Retirement Plan shall be utilized in making Actuarial Equivalency determinations for purposes of this Plan. For purposes of calculating any lump sum payments attributable to the Cyprus Minimum Benefit, the Plan Administrator shall use the interest rates and mortality table set forth in Section 1.2(a) (Definitions - Actuarial Equivalent) of the Phelps Dodge Retirement Plan Supplement No. 14 - Cyprus Salaried Employees.

      (c) "AFFILIATE" means (1) a corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is the Company, (2) any other trade of business (whether or not incorporated) controlling, controlled by, or under common control with the Company (within the meaning of Section 414(c) of the Code), (3) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company, and (4) any other corporation, partnership, or other organization which is otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code.

      (d) "AICP" means the Phelps Dodge Annual Incentive Compensation Plan, as in effect and as amended from time to time or any plan or program that specifically replaces the AICP.

      (e) "BENEFITS ADMINISTRATION COMMITTEE" or "COMMITTEE" means the committee appointed by the Board of Directors in accordance with Section 7.1 (Benefits Administration Committee) of the Retirement Plan.

      (f) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

      (g) "CHANGE OF CONTROL" For purposes of this Plan, the phrase "Change of Control" shall have the same meaning as given to that phrase in the Company's Change of Control Agreements as may be in effect from time to time.

      (h) "CHANGE OF CONTROL AGREEMENT" means the agreement entered into by and between the Participant and the Company which provides the Participant with certain termination benefits in the event that the Participant's employment with the Company or any subsidiary of the Company is terminated under certain limited circumstances as a result of a Change of Control.

      (i) "CODE" means the Internal Revenue Code of 1986, as amended.

      (j) "CYPRUS MINIMUM BENEFIT" means the "Supplemental Benefit" a Cyprus SERP Participant would have been entitled to receive pursuant to Article V (Computation of Supplemental Benefit) of the Cyprus SERP if the Cyprus SERP Participant had terminated employment as of December 31, 2000 after taking into account any amounts previously paid pursuant to Section 6.6 (Change in Control) of the Cyprus SERP.

      (k) "CYPRUS SERP" means the Cyprus Amax Minerals Company Supplemental Executive Retirement Plan, as amended and restated by a document dated January 29, 1998, and as further amended by Amendment Number 1 dated November 12, 1998 and Amendment Number 2 dated June 4, 1999.

      (l) "CYPRUS SERP PARTICIPANT" means any individual who, as of December 31, 2000, was a participant in the Cyprus SERP and who, as of January 1, 2001, became a Participant in this Plan pursuant to Section 3.1(d)(Selection of Participants - Cyprus SERP Participants).

      (m) "DEFERRED VESTED RETIREMENT BENEFIT" means the benefit payable pursuant to Section 5.6 (Deferred Vested Retirement Benefit) to a Participant who terminates employment and is entitled to receive a benefit pursuant to
  Section 4.6 (Termination of Employment).

      (n) "DISABILITY" means a mental or physical condition that results in a Participant's receipt, without considering any offsets, of long-term disability payments under the LTD Plan. For purposes of this Plan, a Participant shall be conclusively presumed to be under Disability only during the period of time that the Participant qualifies to receive such benefits under the applicable LTD PLan.

      (o) "EARLY RETIREMENT BENEFIT" means the benefit payable pursuant to
  Section 5.2 (Early Retirement Benefit).

      (p) "EARLY RETIREMENT DATE" means the first day of the calendar month next following the later of a Participant's attainment of age 55 or completion of ten years of Service.

      (q) "EMPLOYEE" means any individual classified by his Employer as a common law employee of the Employer. For this purpose, the classification that is relevant is the classification in which such individual is placed by the Employer for purposes of this Plan and the classification of such individual for any other purpose (e.g., employment tax or withholding purposes) shall be irrelevant. If an individual is characterized as a common law employee of the Employer by a governmental agency or court but not by the Employer, such individual shall be treated as an employee who has not been designated for participation in this Plan pursuant to Section 3.1 (Selection of Participants).

      (r) "EMPLOYER" means the Company and any Affiliate which has elected to participate in the Plan with the approval of the Plan Administrator, as provided in Section 3.3 (Adoption by Affiliates).

      (s) "LATE RETIREMENT BENEFIT" means the benefit payable pursuant to
  Section 5.3 (Late Retirement Benefit).

      (t) "LATE RETIREMENT DATE" means the first day of any calendar month following a Participant's Normal Retirement Date as of which the Participant retires.

      (u) "LTD PLAN" means the Company's Long Term Disability Insurance Plan (or any other similar plan sponsored by an Employer to provide long term disability benefits) as in effect from time to time.

      (v) "NORMAL RETIREMENT AGE" means the day on which occurs the later of (1) the Participant's 65th birthday or (2) the earlier of (A) the 5th anniversary of the date on which the Participant's participation in the Retirement Plan (or any predecessor plan) commenced or (B) the date on which the Participant is credited with five years of Service.

      (w) "NORMAL RETIREMENT BENEFIT" means the benefit payable pursuant to
  Section 5.1 (Normal Retirement Benefit).

      (x) "NORMAL RETIREMENT DATE" means the first day of the month coinciding with or next following a Participant's Normal Retirement Age.

      (y) "PARTICIPANT" means any Employee of the Company or any of its Affiliates who is entitled to participate and who is chosen for participation pursuant to Section 3.1 (Selection of Participants).

      (z) "PLAN ADMINISTRATOR" means the Benefits Administration Committee.

      (aa) "PLAN YEAR" means the 12-month period beginning on each January 1 and ending on each December 31.

      (bb) "RETIREMENT PLAN" means the Phelps Dodge Retirement Plan.

      (cc) "SERVICE" means, generally, a Participant's periods of employment with the Employers calculated in accordance with the provisions of the Retirement Plan that are applicable to the Participant and subject to the following special rules:

            (1) For Participants terminating employment prior to September 1, 1997, notwithstanding any provision of the Retirement Plan to the contrary, a Participant's period of employment with an Affiliate (including particularly Accuride Corporation, Columbian Chemicals Company and Hudson International Conductors) during the period prior to the date such Affiliate became a member of the Company's controlled group for purposes of Section 414 of the Code shall be disregarded for purposes of benefit accrual (e.g., the calculation of the amount of the Participant's benefit) but shall be considered for purposes of determining the Participant's eligibility for a particular type of benefit.

            (2) Effective for Participants terminating employment on or after September 1, 1997 who were not on or after such date employed by Accuride Corporation, a Participant's periods of employment with an Affiliate other than Nesor Alloy Corporation during the period prior to the date such Affiliate became a member of the Company's controlled group for purposes of Section 414 of the Code shall be considered for all purposes under the Plan, including for purposes of benefit accrual (e.g., the calculation of the amount of the Participant's benefit). The preceding sentence does not apply to individuals employed by Accuride Corporation on or after September 1, 1997.

            (3) The Service of a Participant who is classified as a "Cyprus Participant" in accordance with Section 1.1(v) (Definitions - Cyprus Participant) of the Retirement Plan shall be determined in accordance with all of the special provisions that apply to a "Cyprus Participant" pursuant to the Retirement Plan.

            (4) The Service of a Participant who is classified as a "Columbian Participant" pursuant to Section 1.1(s) (Definitions - Columbian Participant) of the Retirement Plan shall be determined in accordance with all of the special provisions that apply to a "Columbian Participant" pursuant to the Retirement Plan.

      (dd) "SPECIAL EARLY RETIREMENT BENEFIT" means the benefit to which a Participant is entitled pursuant to Section 5.4 (Special Early Retirement Benefit).

      (ee) "SPOUSE" means the spouse of a Participant who is legally married to the Participant (under the laws of the jurisdiction in which the Participant resides) on the date on which a benefit under the Plan becomes payable to or on behalf of the Participant.

      (ff) "TRUST AGREEMENT" means that certain trust agreement established pursuant to the Plan between the Company and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.

      (gg) "TRUSTEE" means the Trustee under the Trust Agreement.

      (hh) "TRUST FUND" means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust Agreement, without distinction as to income and principal and without regard to source (i.e., contributions, earnings or forfeitures).

2.2 CONSTRUCTION.

      The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Arizona, to the extent that such laws are not preempted by the Act.

2.3 REFERENCES TO RETIREMENT PLAN.

      Any references to particular sections of the Retirement Plan shall be deemed to be references to any amended or substituted provisions if the referenced section is amended or replaced.

                                   ARTICLE III
                                   ELIGIBILITY

3.1 SELECTION OF PARTICIPANTS.

      (a) GENERAL. Any Employee who was participating in the Plan prior to January 1, 2000 shall continue to be eligible to participate in the Plan, subject to the provisions of paragraph (c) or Section 3.2 (Discontinuance of Participation). Effective as of January 1, 2000, all Employees who are eligible to participate in the AICP are eligible to participate in the Plan, regardless of the individual Employee's AICP Grade classification, subject to the provisions of paragraph (c) or Section 3.2 (Discontinuance of Participation). From such group, the Plan Administrator shall select Employees for participation in the Plan. The Plan Administrator's selections shall be made in its sole discretion and shall be final and binding for all purposes under this Plan.

      (b) LIMITATION ON PARTICIPATION. For purposes of Title I of ERISA, the Plan is intended to be an unfunded plan of deferred compensation covering a select group of management or highly compensated employees. As a result, participation in the Plan shall be limited to Employees who are properly included in one or both of these categories. The Plan Administrator, in the exercise of its discretion, may exclude an Employee who otherwise meets the requirements of paragraph (a) from participation in the Plan if it concludes that the exclusion of that Employee is necessary to satisfy these requirements. The Plan Administrator also may exclude an Employee who otherwise meets the requirements of paragraph (a) for any other reason, or for no reason, as the Plan Administrator deems to be appropriate in its sole discretion.

      (c) TERMINATION OF PARTICIPATION. A Participant shall cease to participate in the Plan upon his termination of employment with the sponsoring Employers or under the circumstances described in Section 3.2 (Discontinuation of Participation), except that if he has met the eligibility conditions for an immediate or deferred vested retirement benefit, he shall remain a Participant for purposes of receiving his benefit at the appropriate time.

      (d) CYPRUS SERP PARTICIPANTS. Any Employee who was participating in the Cyprus SERP on December 31, 2000, became eligible to participate in this Plan effective as of January 1, 2001, subject to the Plan Administrator's right to exclude a Participant pursuant to paragraph (b) or terminate a Participant's participation pursuant to Section 3.2 (Discontinuance of Participation).

3.2 DISCONTINUANCE OF PARTICIPATION.

      Once an individual is designated as a Participant, he will continue as such for all future Plan Years until his participation is discontinued pursuant to this Section. A Participant's participation in the Plan is discontinued (a) if he terminates employment under circumstances that do not entitle him to receive an immediate or deferred benefit; (b) if he is transferred to employment with an Affiliate or other employer that is not an adopting Employer of this Plan; (c) if the Plan Administrator specifically acts to discontinue his participation; or (d) effective as of January 1, 2003, immediately when a Participant is no longer eligible to be a participant in the

AICP for whatever reason. The Plan Administrator may discontinue a Participant's participation in the Plan at any time for any or no reason. If a Participant's participation is discontinued, he will no longer be eligible to accrue additional benefits, the amount of his benefit, if any, and his eligibility to receive a particular type of benefit, will be determined as of the date of his discontinuance, and he shall remain a Participant in the Plan solely for the purpose of receiving his benefit at the appropriate time. If the Participant is entitled to receive a benefit in the future, the benefit payments will be postponed until the occurrence of one of the events listed in Article IV (Eligibility for Benefits), unless the Plan Administrator, in the exercise of its discretion, directs that a distribution be made as of an earlier date. If the Plan Administrator directs that a Participant's benefits be distributed as of an earlier date, the Participant's benefits shall be distributed in one lump sum payment that is the Actuarial Equivalent of the Participant's accrued benefit, calculated as if the Participant's employment had been terminated.

3.3 ADOPTION BY AFFILIATES.

      Any Affiliate of the Company may adopt this Plan with the approval of the Plan Administrator. An Affiliate will be deemed to have adopted this Plan if any of its employees are Participants in the Plan or file an election to participate with the consent of the Affiliate. At the request of the Plan Administrator, the Affiliate also shall evidence its adoption of the Plan by an appropriate resolution of its board of directors or in such other manner as may be authorized by the Plan Administrator. By adopting this Plan, the Affiliate shall be deemed to have agreed to make the contributions necessary to pay the benefits accrued by its Participants, agreed to comply with all of the other terms and provisions of this Plan, delegated to the Plan Administrator the power and responsibility to administer this Plan with respect to the Affiliate's Employees, delegated to the Company the full power to amend or terminate this Plan with respect to the Affiliate's Employees and as otherwise permitted by the Plan.

3.4 CHANGE IN AFFILIATE STATUS.

      If an Affiliate that has adopted this Plan ceases to be an Affiliate of the Company, that Affiliate shall no longer be an Employer and all Participants employed by that Affiliate on the date the Affiliate ceases to be an Affiliate shall be deemed to have terminated employment on such date.

                                   ARTICLE IV
                            ELIGIBILITY FOR BENEFITS

4.1 NORMAL RETIREMENT.

      A Participant whose employment with all Employers terminates on his Normal Retirement Date shall receive the Normal Retirement Benefit provided by Section
5.1 (Normal Retirement Benefit).

4.2 EARLY RETIREMENT.

      A Participant whose employment with all Employers terminates on or after his Early Retirement Date shall receive an Early Retirement Benefit as provided in Section 5.2 (Early

Retirement Benefit) commencing on the first day of any month designated by him, but not later than his Normal Retirement Date.

4.3 LATE RETIREMENT.

      A Participant whose employment with all Employers terminates after his Normal Retirement Date shall be entitled to receive a Late Retirement Benefit calculated in accordance with Section 5.3 (Late Retirement Benefit).

4.4 SPECIAL EARLY RETIREMENT.

      A Participant shall be entitled to receive a Special Early Retirement Benefit as provided in Section 5.4 (Special Early Retirement Benefit) if he satisfies the special early retirement eligibility criteria set forth in Section 3.3(a) (Special Early Retirement) of the Retirement Plan.

4.5 DISABILITY.

      (a) CONTINUED ACCRUAL. A Participant who is suffering from a Disability and receives benefits under the LTD Plan shall for all purposes of this Plan be deemed to remain in employment during the period for which he receives such benefits under the same employment conditions that prevailed prior to his Disability. The special benefit computation rules applicable to a Participant who is absent from work on account of a Disability which are set forth in
Section 1.1(ee) (Definitions - Final Average Monthly Compensation) of the Retirement Plan, shall apply in the computation of the benefit for such a Participant.

      (b) RECOVERY. In the event that the Participant recovers from Disability, or ceases to receive benefits under the LTD Plan, and returns to the Service of an Employer, he shall thereafter become eligible for benefits under the same terms and conditions as if he had not been Disabled. If such a Participant who recovers from Disability or ceases to receive benefits under the LTD Plan does not return to Service with the Employer, his employment shall be deemed to have terminated as of the date of such recovery or cessation of benefits and, if eligible, he shall become entitled to a Deferred Vested Retirement Benefit, Early Retirement Benefit, or Normal Retirement Benefit as the case may be.

      (c) SPECIAL SITUATIONS. A Participant who is Disabled but is not covered under the LTD Plan shall be eligible for the benefits of this Section if, in the judgment of the Plan Administrator, he would be eligible to receive benefits under the LTD Plan if he were so covered.

4.6 TERMINATION OF EMPLOYMENT.

      If a Participant's employment with all Employers is terminated, voluntarily or otherwise, for reasons other than death, Disability, or retirement, after the Participant has completed at least five years of Service, he will be entitled to a Deferred Vested Retirement Benefit. The Deferred Vested Retirement Benefit shall be determined in accordance with Section 5.6 (Deferred Vested Retirement Benefit) and will commence on the first day of the month following the Participant's 65th birthday. If the Participant has completed at least ten years of Service prior to his termination of employment, the Deferred Vested Retirement Benefit may commence on the first day of any month following the Participant's 55th birthday if the Participant so elects in accordance with Section 6.2 (Participant Elections). Except as noted below, if a Participant's employment is terminated for reasons other than death, Disability, or retirement and at the time of the termination the Participant has not completed five years of Service, the benefit accrued by the Participant prior to the termination shall be forfeited. For this purpose, "retirement" means the termination of employment after a Participant has attained his Early or Normal Retirement Date. A Cyprus SERP Participant shall have a fully vested interest in his Cyprus Minimum Benefit at all times.

4.7 DEATH BEFORE RETIREMENT.

      If a Participant who has been married for at least one year dies (a) while in employment with an Employer after completing five years of Service or his age and Service total at least 65 or (b) following termination of employment if the Participant was entitled to a benefit under Section 4.6 (Termination of Employment) and benefit payments have not yet commenced, the Participant's Spouse shall receive an annuity, payable for life, in accordance with Section
5.7 (Surviving Spouse Benefit - Death Before Retirement). A Participant shall be deemed to have died while in employment if immediately before his death he was Disabled for purposes of Section 4.5 (Disability). Except as otherwise provided in Section 4.8 (Cyprus Death Benefit), no death benefits are payable upon the death of an unmarried Participant or a Participant who has been married for less than one year on the date of death.

4.8 CYPRUS DEATH BENEFIT.

      If a Cyprus SERP Participant dies before the commencement of benefits, a special death benefit will be paid to the beneficiary designated by the Cyprus SERP Participant in accordance with Section 6.5 (Beneficiary Designations). The death benefit will be paid in one lump sum and will be the Actuarial Equivalent of the Participant's Cyprus Minimum Benefit. The Actuarial Equivalent of the special death benefit shall reduce any benefits payable to the Participant's Surviving Spouse pursuant to Section 5.7 (Surviving Spouse Benefit - Death Before Retirement).

4.9 DEATH AFTER RETIREMENT.

      If a Participant dies after benefit payments have commenced, further payments, if any, under the Plan will be made in accordance with the method of payment applicable under ARTICLE VI (Payment of Benefits).

4.10 SPECIAL VESTING PROVISION APPLICABLE ON SALE OF ACCURIDE.

      Participants who were employed by Accuride Corporation as of the date that Accuride ceased to be an Affiliate for purposes of this Plan were fully vested and are eligible to receive a Deferred Vested Retirement Benefit regardless of whether they have completed five years of Service.

                                    ARTICLE V
                            DETERMINATION OF BENEFITS

5.1 NORMAL RETIREMENT BENEFIT.

      (a) GENERAL. Subject to the provisions of paragraph (b) and the offsets called for by paragraphs (c), (d) and (e), the Normal Retirement Benefit to which a Participant will be entitled if he terminates employment with all Employers on his Normal Retirement Date shall equal the monthly "Normal Retirement Benefit" (as such term is defined in the Retirement Plan) to which the Participant would be entitled under the Retirement Plan if:

            (1) In the case of any Participant other than an Employee of Accuride Corporation, the Participants were covered by the "Benefit Structure" (as such term is defined in Section 1.1(w) (Definitions - Benefit Structure) of the Retirement Plan) applicable to the Company's salaried employees and disregarding any special benefits applicable to "ASWI Salaried Participants" pursuant to Section 4.1(g) (Normal and Late Retirement Benefits - Termination after Transfer from a Transition Plan Supplement) of the Retirement Plan, "Cyprus Participants" pursuant to Section 4.1(h) (Normal and Late Retirement Benefits - Termination After Cyprus Plan Merger) of the Retirement Plan, "Columbian Participants" pursuant to Section 4.1(i) (Normal and Late Retirement Benefits - Termination after Transfer from Columbian Plan Supplement) of the Retirement Plan, or Kennecott Participants pursuant to Section 4.1(j) (Special Benefit Formula for Kennecott Participants) of the Retirement Plan.

            (2) In the case of any Participant who is an Employee of Accuride Corporation, the Participants were covered by the Benefit Structure under the Retirement Plan that is applicable to Accuride Employees;

            (3) The limitations included in the Retirement Plan to comply with the provisions of Section 401(a)(17) of the Code (which limits the amount of compensation that may be taken into account for purposes of the Plan) were not applicable; and

            (4) The limitations included in the Retirement Plan to comply with the provisions of Section 415 of the Code (which limits the amount of a Participant's benefit) were not applicable.

      (b) CYPRUS SERP PARTICIPANTS. In the case of a Cyprus SERP Participant, the Normal Retirement Benefit shall be the greater of (1) the Normal Retirement Benefit calculated pursuant to paragraph (a) as of the date on which the Participant terminates employment with all Employers, or (2) the Cyprus Minimum Benefit.

      (c) RETIREMENT PLAN OFFSET. The benefit determined pursuant to paragraph
(a) or (b) shall be reduced by the "Retirement Plan Offset." The "Retirement Plan Offset" is the monthly "Normal Retirement Benefit" (as such term is defined in Section 1.1(ss) (Definitions - Normal Retirement Benefit) of the Retirement
Plan) to which the Participant is actually entitled under the Retirement Plan. For purposes of calculating the Retirement Plan Offset, the Participant's gross "Normal Retirement Benefit" under the Retirement Plan, before the reduction called for by Section 4.7 (Reduction for Other Plans) of the Retirement Plan or any similar reduction or offset, will be used.

      (d) NON-QUALIFIED PLAN OFFSET. The benefit determined pursuant to paragraph (a) or (b) also shall be reduced by the "Non-Qualified Plan Offset." The "Non-Qualified Plan Offset" is the monthly benefit to which the Participant is entitled as of his Normal Retirement Date under any other defined benefit plan or arrangement sponsored by an Employer (a "Non-Qualified Plan") other than the Cyprus SERP or a plan or arrangement that expressly provides that its purpose is to supplement the benefits provided by this Plan and the Retirement Plan.

      (e) CYPRUS SERP OFFSET. The Normal Retirement Benefit determined pursuant to paragraphs (a) or (b) also shall be reduced by the "Cyprus SERP Offset." The Cyprus SERP Offset is equal to the "Supplemental Benefit" calculated pursuant to
Article V (Computation of Supplemental Benefit) of the Cyprus SERP that was distributed to the Participant in the form of an actuarially equivalent lump sum pursuant to Section 6.6 (Change in Control) of the Cyprus SERP or otherwise. The Cyprus SERP Offset will be expressed as a single life annuity beginning on a Participant's Normal Retirement Date. If a Cyprus SERP Participant's Normal Retirement Benefit is equal to the Cyprus Minimum Benefit, the Cyprus SERP offset will not apply since the Cyprus Minimum Benefit has been adjusted to reflect the earlier payment from the Cyprus SERP.

      (f) ADJUSTMENTS. If the Participant is covered by a Benefit Structure of the Retirement Plan or by a Non-Qualified Plan pursuant to which the Normal Retirement Benefit is expressed in a normal form other than a single life annuity for the life of the Participant, the Participant's benefit shall be converted to an Actuarially Equivalent single life annuity for purposes of calculating the Retirement Plan Offset and the Non-Qualified Plan Offset.

      (g) EFFECTIVE DATE. The provisions of paragraph (a) only apply to a Participant who terminates employment on or after September 1, 1997. The Normal Retirement Benefits of a Participant who terminated employment prior to September 1, 1997 shall be determined in accordance with the provisions of the Comprehensive Plan as in effect prior to the adoption of the Plan.

5.2 EARLY RETIREMENT BENEFIT.

      A Participant's Early Retirement Benefit will be calculated in the same fashion as his Normal Retirement Benefit but on the basis of the Service and compensation earned by the Participant as of his actual date of retirement. The Early Retirement Benefit so calculated shall be reduced in the same fashion as "Early Retirement Benefits" (as such term is defined in Section 1.1(z) (Definitions - Early Retirement Benefit) of the Retirement Plan) are reduced (if at all) for individuals covered by the Retirement Plan Benefit Structure applicable to salaried employees of the Company. Since the Early Retirement Benefit reductions for individuals covered by the Retirement Plan Benefit Structure applicable to salaried employees of the Company will be used, the provisions of Section 4.2(d) (Early Retirement Benefit - Special Rules for All Salaried Work Force Initiative) of the Retirement Plan, Section 4.2(e) (Early Retirement Benefit - Special Rule for Cyprus Participants) of the Retirement Plan and Section 4.2(f) (Early Retirement Benefit - Special Rules for Columbian Participants) of the Retirement Plan will be disregarded. The Early Retirement Benefit of a Cyprus SERP Participant will not be less than the Cyprus Minimum Benefit, reduced by applying the early retirement reduction provisions referred to in Section 4.2(b) (Special Calculation Rules Applicable to Minimum Benefit) of the Phelps Dodge Retirement Plan Supplement No. 14 - Cyprus Salaried Employees.

5.3 LATE RETIREMENT BENEFIT.

      A Participant's Late Retirement Benefit will be calculated in the same fashion as his Normal Retirement Benefit but on the basis of the Service and compensation earned by the Participant as of his actual date of retirement.

5.4 SPECIAL EARLY RETIREMENT BENEFIT.

      (a) GENERAL RULE. The Special Early Retirement Benefit shall equal the monthly "Special Early Retirement Benefit" to which the Participant would be entitled under Section 4.3 (Special Early Retirement Benefit) of the Retirement Plan, including any supplements to which the Participant would be entitled under the Retirement Plan, calculated using all of the assumptions set forth in clauses (1) through (5) of the first sentence of Section 5.1 (a) (Normal Retirement Benefit - General) and disregarding the limitation set forth in
Section 3.3 (b) (Special Early Retirement - Exclusions) of the Retirement Plan. The benefit so determined shall be reduced by the "Retirement Plan Offset," the "Non-Qualified Plan Offset," and the "Cyprus SERP Offset" described in Section
5.1 (Normal Retirement Benefit).

      (b) SPECIAL RULE FOR CYPRUS SERP PARTICIPANTS. If a Cyprus SERP Participant is entitled to a Special Early Retirement Benefit, the benefit will equal the greater of (1) the benefit determined in accordance with paragraph (a) or (2) the Cyprus Minimum Benefit reduced for early commencement by applying the early retirement reduction rules set forth in Section 4.3(d) (Special Early Retirement Benefit - Special Rule for Cyprus Participants) of the Retirement Plan.

5.5 DISABLED EMPLOYEE BENEFIT.

      A Participant who is suffering from a Disability and meets the requirements of Section 4.5 (Disability) shall become entitled at his Normal Retirement Date to a benefit determined in accordance with Section 5.1 (Normal Retirement Benefit). A Participant who has recovered from Disability or has ceased to receive benefits under the LTD Plan, and who does not return to the Service of the Employers, may be entitled to a Deferred Vested Retirement Benefit or to an Early Retirement Benefit, as applicable.

5.6 DEFERRED VESTED RETIREMENT BENEFIT.

      A Participant's annual Deferred Vested Retirement Benefit will be calculated as of the date of termination under Section 3.1(c) (Selection of Participants - Termination of Participation) Section 3.4 (Change in Affiliate Status) or Section 4.6 (Termination of Employment), the date of a Change of Control under ARTICLE XI (Change of Control Provisions), or the date of discontinuance of participation under Section 3.2 (Discontinuance of Participation), as applicable. A Participant's Deferred Vested Retirement Benefit shall be reduced for the commencement of payments prior to the Participant's Normal Retirement Date in accordance with the provisions of
Section 4.5 (Deferred Vested Retirement Benefit) of the Retirement Plan, including the special rules that apply for Cyprus and Columbian Participants.

5.7 SURVIVING SPOUSE BENEFIT - DEATH BEFORE RETIREMENT.

      Subject to the reductions noted below, the annual amount of the annuity payable to a surviving Spouse pursuant to Section 4.7 (Death Before Retirement) shall equal the annuity to which the Spouse would be entitled under the Retirement Plan if the Participant's "Accrued Benefit" (as that term is used in the Retirement Plan) under the Retirement Plan was calculated using the assumptions set forth in clauses (1) through (5) of the first sentence of
Section 5.1(a) (Normal Retirement Benefit - General). The amount so determined shall be reduced by the annuity to which the Spouse is actually entitled under the Retirement Plan or any Non-Qualified Plan (as such term is defined in Section 5.1(d) (Normal Retirement Benefit - Non-Qualified Plan Offset)). The reductions referred to in the preceding sentence shall be adjusted in the same fashion as the "Retirement Plan Offset" and "Non-Qualified Plan Offset" are adjusted pursuant to Section 5.1 (Normal Retirement Benefit). The payments to the Spouse shall commence as soon as possible following the Participant's death. If a benefit is payable to the beneficiary of a Cyprus SERP Participant pursuant to Section 4.8 (Cyprus Death Benefit), the benefits payable to the Participant's surviving Spouse shall be reduced in accordance with Section 4.8.

5.8 TIMING ADJUSTMENTS.

      If benefits under this Plan and benefits under the Retirement Plan (or any Non-Qualified Plan with respect to which the Non-Qualified Plan Offset provisions apply pursuant to Section 5.1 (Normal Retirement Benefit)) do not start on the same day, the Participant's benefit under this Plan shall be reduced by the benefit the Participant would have received under the Retirement Plan (or the Non-Qualified Plan) if benefits under such plan or plans had commenced on the same day that benefits commence under this Plan.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS

6.1 TIME OF DISTRIBUTION OF BENEFITS.

      (a) SPECIAL EARLY, NORMAL, AND LATE RETIREMENT. Distribution of a Participant's Special Early, Normal or Late Retirement Benefit shall commence as of the first day of the month coinciding with or next following the Participant's termination of employment after satisfying the requirements for a Special Early, Normal or Late Retirement Benefit (as applicable) pursuant to
Article IV (Eligibility for Benefits).

      (b) EARLY RETIREMENT. Except as provided in Section 6.2 (Participant Elections), distribution of a Participant's Early Retirement Benefit shall commence as of the first day of the month coinciding with or next following the Participant's termination of employment after satisfying the requirements for an Early Retirement Benefit pursuant to Section 4.2 (Early Retirement).

      (c) DEFERRED VESTED RETIREMENT. Except as provided in Section 6.2 (Participant Elections), distribution of a Participant's Deferred Vested Retirement Benefit shall commence as of the first day of the month following the Participant's 65th birthday.

      (d) DEATH AND DISABILITY. Distribution of a Participant's Disability or death benefit shall commence in accordance with Section 5.5 (Disabled Employee Benefit) or Section 5.7 (Surviving Spouse Benefit - Death Before Retirement).

6.2 PARTICIPANT ELECTIONS.

      (a) INITIAL ELECTIONS. Each Participant shall elect the form in which distributions are to be made to the Participant. Each Participant also may file an election to postpone the commencement of Early Retirement Benefits to any date not later than the first day of the month coinciding with or next following the Participant's Normal Retirement Date. In addition, each Participant may file an election to accelerate the commencement of the Participant's Deferred Vested Retirement Benefit to the first day of the month coinciding with or next following the later of the Participant's attainment of age 55 or termination of employment. A Deferred Vested Retirement Benefit may not commence prior to the Participant's attainment of age 65 unless the Participant completes at least ten years of Service prior to his termination of employment, in which case the Deferred Vested Retirement Benefit may commence at any time following the later of the Participant's termination of employment or attainment of age 55. Each of these elections shall be made on a form provided or approved by the Plan Administrator. The election form also may set forth such other information as the Plan Administrator shall require. Any election filed within one year of a Participant's termination of employment will be disregarded.

      (b) REVISED ELECTIONS. A Participant may file a new election form in order to change an election made in a previously filed election form. If the new election form changes the method of distribution of the Participant's benefits, or the timing of the commencement of distributions, the new election will be honored only if the new election form is filed at least one year prior to the Participant's termination of employment.

      (c) DEFAULTS. If a Participant fails to file an election specifying the form in which distributions are to be made to the Participant (or if the only election filed by the Participant is disregarded as untimely), the Participant's benefit will be distributed in the manner provided by Section 6.3(c) (Forms of Benefit Payments - Default Option). If a Participant fails to file an election specifying the date on which Early Retirement Benefits are to commence (or if the only election filed by the Participant is disregarded as untimely), the Early Retirement Benefits to which the Participant is entitled will commence at the time specified in Section 6.1(b) (Time of Distribution of Benefits - Early Retirement). If a Participant fails to file an election to accelerate the commencement of the Participant's Deferred Vested Retirement Benefit (or if the only election filed by the Participant is disregarded as untimely), the Deferred Vested Retirement Benefits shall commence at the time specified in Section 6.1(c) (Time of Distribution of Benefits - Deferred Vested Retirement).

6.3 FORMS OF BENEFIT PAYMENTS.

      (a) GENERAL. Each Participant shall select the form in which distributions are to be made to the Participant. Unless otherwise provided, the form in which benefit payments shall be made will be selected by the Participant in his initial election form filed in accordance with Section 6.2(a) (Participant Elections - Initial Elections) or in a revised election form filed in accordance with Section 6.2(b) (Participant Elections - Revised Elections).

      (b) AVAILABLE OPTIONS. The forms of payment that a Participant may select are the following:

            (1) STRAIGHT LIFE ANNUITY OPTION. With this option, benefits will be payable for the Participant's life, with no amount payable after his death.

            (2) CONTINGENT ANNUITANT OPTION. With this option, a modified amount will be payable during the Participant's life and after his death an amount will be payable during the life of, and to, the Beneficiary named by the Participant when he elected the option. The contingent annuitant options available are the same as those that are available under the Retirement Plan.

            (3) TEN YEAR TERM CERTAIN ANNUITY OPTION. With this option, a modified amount will be payable during the Participant's life and for at least ten years. If the Participant does not receive at least ten years of payments, the balance will be paid to the beneficiary named by the Participant when he elected the option. This option may not be selected by any Participant on or after January 1, 1998.

            (4) LUMP SUM OPTION. With this option, a lump sum payment equal to the Actuarial Equivalent value of the amount otherwise payable to the Participant as a single life annuity will be paid to the Participant. This option is only available to a Participant who terminates employment with the Employers on or after his attainment of age 64. All lump sum payments are subject to the prior approval of the Plan Administrator. In his election form, a Participant may condition his election of a lump sum payment on the interest rate to be used in determining the Actuarial Equivalent of the Participant's benefit. Subject to the provisions of paragraph (f) dealing with the payment of small amounts, if the interest rate that would be used to calculate the Actuarial Equivalent lump sum payment is equal to or greater than the maximum interest rate specified in the Participant's election form, the Participant's benefit will not be paid in a lump sum.

            (5) LUMP SUM OPTION FOR CYPRUS MINIMUM BENEFIT. A Cyprus SERP Participant will receive a lump sum payment equal to the Actuarial Equivalent of his Cyprus Minimum Benefit as soon as possible following the day on which the Participant becomes entitled to receive benefits under the Plan. The Actuarial Equivalent of the lump sum so received shall reduce any other benefits payable to the Participant. The Cyprus SERP Participant may elect to reject the lump sum in an election form that is filed in accordance with the provisions of Section
6.2 (Participant Elections).

            (6) OTHER. Any other form of payment approved by the Plan Administrator in writing, including, but not limited to, the payment of benefits in installments with interest.

      (c) DEFAULT OPTION. If a married Participant does not select an option pursuant to paragraph (a), or the Participant's Spouse does not consent to the option selected by the Participant if and to the extent required by Section 6.4 (Spousal Consent), the Participant's benefit will be paid in the form of a contingent annuity pursuant to which 50% of the amount paid to the Participant during the Participant's life is continued to the Participant's Spouse following the Participant's death. If an unmarried Participant does not select an option pursuant to paragraph (a), the Participant's benefit will be paid in the form of a single life annuity.

      (d) AMOUNT OF PAYMENTS. The amount of the payments calculated pursuant to
  Article V are based on the assumption that payments are made in the form of a single life annuity for the life of the Participant alone. If payments are made in any other form, they will be adjusted to their Actuarial Equivalent.

      (e) LIMITATION ON PAYMENTS. The Plan Administrator shall have the discretion to defer any payment under this section in the year of retirement or any subsequent year, as the case may be, to a later calendar year if such payment, when combined with all other payments received during the year that are subject to the limitations on deductibility under Section 162(m) of the Code, exceeds those limitations. Such deferred amounts shall be paid in the next succeeding calendar year in which the payment of such amounts, when combined with any other payments subject to the Section 162(m) limitations received during the year, will not exceed those limitations.

      (f) PAYMENT OF SMALL AMOUNTS AND CASH OUTS. Notwithstanding any provision of this Plan to the contrary, if the value of all benefits payable pursuant to this Plan to a Participant, surviving Spouse or any beneficiary are Actuarially Equivalent to a lump sum of $10,000 or less, the Plan Administrator, regardless of any elections made by the Participant, shall direct the Trustee to pay the benefits in the form of a single lump sum distribution.

6.4 SPOUSAL CONSENT.

      If a Participant is married at the time an election form, or a revised election form, is filed, an election to receive payments in any form other than a 50% or greater contingent annuitant option with the Spouse as the sole contingent annuitant shall be ineffective unless the Participant's Spouse consents to the election on a form prescribed by or acceptable to the Plan Administrator for that purpose.

6.5 BENEFICIARY DESIGNATIONS.

      (a) GENERAL RULE. Each Participant who elects a method of payment under
Section 6.3 (Forms of Benefit Payments) pursuant to which amounts may be payable following the Participant's death and each Cyprus SERP Participant entitled to a special death benefit pursuant to Section 4.8 (Cyprus Death Benefit) shall have the right to designate, on forms supplied by and delivered to the Plan Administrator, a beneficiary or beneficiaries.

      (b) SPOUSE AS BENEFICIARY. The beneficiary of a married Participant shall be the Participant's Spouse unless the Participant has made an effective election under this Section to name a person other than his Spouse as beneficiary. The designation of a person other than his Spouse as beneficiary by a married Participant shall not be effective unless consented to in writing by the Participant's Spouse in accordance with Section 6.4 (Spousal Consent).

      (c) CHANGES IN DESIGNATION. Subject to the Spousal consent requirements noted in the preceding paragraph, each Participant may change his beneficiary designation from time to time by execution and delivery of a new beneficiary designation form. Upon receipt of such designation by the Benefits Administration Committee, such designation or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received.

      (d) NO LIVING BENEFICIARY. If no designated beneficiary is living when benefits become payable, or if there is no designated beneficiary, the beneficiary shall be the Participant's Spouse; or if no Spouse is then living, such Participant's issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated beneficiary and no such Spouse or issue, including any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's benefits, then the beneficiary shall be the estate of the Participant.

      (e) RELIANCE. There shall be no liability on the part of the Company, the Benefits Administration Committee, the Plan Administrator, or the Trustee with respect to any payment authorized by the Benefits Administration Committee in accordance with the most recent valid beneficiary designation of the Participant in its possession before receipt of a more recent and valid beneficiary designation.

6.6 IN-SERVICE PAYMENT OF BENEFITS.

      No payments will be made before a Participant terminates employment with all Employers.

6.7 SPECIAL PAYMENT PROVISION APPLICABLE ON SALE OF AFFILIATE.

      Participants who are employed by an Affiliate as of the date that the Affiliate ceases to be an Affiliate for purposes of this Plan shall be treated as though they terminated employment as of the date the Affiliate ceases to be an Affiliate.

                                   ARTICLE VII
                           ADMINISTRATION OF THE PLAN

7.1 ADOPTION OF TRUST.

      The Company shall enter into a Trust Agreement with the Trustee, which Trust Agreement shall form a part of this Plan and is hereby incorporated herein by reference.

7.2 POWERS OF THE PLAN ADMINISTRATOR.

      (a) GENERAL POWERS OF PLAN ADMINISTRATOR. The Plan Administrator shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to the Plan and to decide all questions and disputes arising under the Plan. The Plan Administrator shall determine, in its discretion, the Service credited to the Participants, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable on account of the death of a Participant.

      (b) PARTICIPATION. The Plan Administrator also shall have the discretion to exclude Employees from participation in the Plan and to discontinue a Participant's participation in the Plan.

      (c) DISTRIBUTIONS. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator.


      (d) DECISIONS CONCLUSIVE. The decisions of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.


      (e) REPORTING. The Plan Administrator shall file all reports and forms lawfully required to be filed by the Plan Administrator and shall distribute any forms, reports or statements to be distributed to Participants and others.

      (f) INVESTMENTS. The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall report to the Company regarding the investment and reinvestment of the Trust Fund not less frequently than annually.

      (g) ELECTRONIC ADMINISTRATION. The Plan Administrator shall have the authority to employ alternative means (including, but not limited to, electronic, internet, intranet, voice response, or telephonic) by which Participants may submit elections, directions, and forms required for participation in, and the administration of, this Plan. If the Plan Administrator chooses to use these alternative means, any elections, directions or forms submitted in accordance with the rules and procedures promulgated by the Plan Administrator will be deemed to satisfy any provision of this Plan calling for the submission of a written document, direction or form.

7.3 BENEFITS ADMINISTRATION COMMITTEE.


      The Benefits Administration Committee shall be the Plan Administrator unless otherwise designated by the Company. The Committee shall carry out its duties, responsibilities, and powers under the Plan in accordance with its charter, by-laws, or other rules of governance adopted by the Benefits Administration Committee and by which it carries out its duties, responsibilities, and powers with respect to administering the other employee benefit plans sponsored by the Company and for which it has been designated the plan administrator.

7.4 APPOINTMENT OF AGENTS.


      The Committee may appoint such other agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the Committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the Committee within any limitations set by the Board of Directors.

7.5 CONFLICT OF INTEREST.


      No member of the Committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the Committee.

7.6 ACTION TAKEN BY COMPANY.


      Any action to be taken by the Company shall be taken by resolution adopted by the Board of Directors; provided, however, that by resolution the Board of Directors may delegate to any committee of the Board of Directors, any committee of officers or other employees of the Company or an Affiliate of the Company, or any officer of the Company the authority to take any actions hereunder.

7.7 DELEGATIONS OF AUTHORITY.


      All delegations of responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the Plan Administrator.

7.8 INDEMNIFICATION.

      To the extent permitted by law, the Company shall and does hereby jointly and severally indemnify and agree to hold harmless the employees, officers and directors of it and its Affiliates who serve in any capacity with respect to the Plan from any and all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions or conduct of their duly appointed agents, which acts, omissions or conduct constitute or are alleged to constitute a breach of such individual's fiduciary or other responsibilities under the Act or any other law, except for those acts, omissions, or conduct resulting from his own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts.

                                  ARTICLE VIII
                             CLAIMS REVIEW PROCEDURE

8.1 APPLICATION FOR BENEFITS NOT REQUIRED.


      A Participant, a surviving Spouse, a contingent annuitant or a beneficiary (all of whom are referred to in this Article as a "Claimant") need not file a written claim to receive benefits.

8.2 CLAIMS PROCEDURES.


      (a) REVIEW BY THE RETIREMENT MANAGER. If a Claimant is dissatisfied with the determination of his benefits, eligibility, participation, or any other right or interest under this

Plan, the Claimant may file a written request for review with the Company's "Retirement Manager." The "Retirement Manager" is the Company's Manager of Retirement Plans or the Company representative occupying a comparable position if the Company does not then have a representative with the title "Manager of Retirement Plans." The Retirement Manager will notify the Claimant of the disposition of the claim within 90 days after the request for review is filed with the Retirement Manager. The Retirement Manager may have an additional period of up to 90 days to decide the claim if the Retirement Manager determines that special circumstances require an extension of time to decide the claim and the Retirement Manager advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which the Retirement Manager expects to decide the claim. If, following the review, the claim is denied, in whole or in part, the notice of disposition shall set forth:

                  (1) The specific reason(s) for denial of the claim;

                  (2) Reference to the specific Plan provisions upon which the determination is based;

                  (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

                  (4) An explanation of the Plan's appeal procedures, including the applicable time limits; and

                  (5) A specific statement that an appeal to the Claim Appeals Subcommittee is available.

      (b) APPEAL TO CLAIM APPEALS SUBCOMMITTEE.


                  (1) APPEAL. Within 60 days after receiving the written notice of the Retirement Manager's disposition of the claim, the Claimant, or the Claimant's authorized representative, may request in writing that the Claim Appeals Subcommittee appointed by the Benefits Administration Committee review the denied claim. The Claimant may submit a written statement of his claim (including any written comments, documents, records and other information relating to the claim) and the reasons for granting the claim. The Claim Appeals Subcommittee shall have the right to request of and receive from a Claimant such additional information, documents or other evidence as the Claim Appeals Subcommittee may reasonably require. The review by the Claim Appeals Subcommittee will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such documents, records or other information was submitted or considered in the initial benefit determination or the review by the Retirement Manager. If the Claimant does not request a review of the denied claim within sixty (60) days after receiving written notice of the Retirement Manager's disposition of the claim, the Claimant shall be deemed to have accepted the Retirement Manager's written disposition and the Retirement Manager's written disposition will be final and binding on the Claimant and anyone claiming benefits through the Claimant, unless the Claimant shall have been physically or mentally incapacitated so as to be unable to request review within the 60 day period.

                  (2) DECISION OF THE CLAIM APPEALS SUBCOMMITTEE. A decision on appeal to the Claim Appeals Subcommittee shall be rendered in writing by the Claim Appeals Subcommittee ordinarily not later than 60 days after the Claimant requests review of a denied claim. A written copy of such decision shall be delivered to the Claimant. If special circumstances require an extension of the ordinary period, the Claim Appeals Subcommittee shall so notify the Claimant of the extension with such notice containing an explanation of the special circumstances requiring the extension and the date by which the Claim Appeals Subcommittee expects to render a decision. Any such extension shall not extend beyond 60 days after the ordinary period. If the appeal to the Claim Appeals Subcommittee is denied, in whole or in part, the notice of decision referred to in the first sentence of this paragraph (2) shall set forth all of the information referred to in clauses (1) through (4) of the last sentence of paragraph (a). The notice of decision also will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. The notice of decision also will include an explanation of the Plan's appeal procedure, including a specific statement that an appeal to the Benefits Administration Committee is available.

      (c) APPEAL TO THE BENEFITS ADMINISTRATION COMMITTEE.


                  (1) APPEAL. Within 60 days after receiving the written notice of the Claim Appeals Subcommittee's disposition of the claim, the Claimant, or the Claimant's authorized representative, may request in writing that the Benefits Administration Committee review the denied appeal. The Claimant may submit a written statement of his claim (including any written comments, documents, records and other information relating to the claim) and the reasons for granting the claim. The Benefits Administration Committee shall have the right to request of and receive from the Claimant such additional information, documents or other evidence as the Benefits Administration Committee may reasonably require. If the Claimant does not request a review of the denied appeal within 60 days after receiving written notice of the Claim Appeals Subcommittee's disposition of the appeal, the Claimant shall be deemed to have accepted the Claim Appeals Subcommittee's written disposition of the appeal and the Claim Appeals Subcommittee's written disposition will be final and binding on the Claimant and anyone claiming benefits through the Claimant, unless the Claimant shall have been physically or mentally incapacitated so as to be unable to request review within the 60 day period. As with an appeal to the Claim Appeals Subcommittee, the review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such documents, records or other information were submitted or considered in the initial benefit determination or by the Retirement Manager or the Claim Appeals Subcommittee.

                  (2) DECISION OF THE BENEFITS ADMINISTRATION COMMITTEE. A decision on appeal to the Benefits Administration Committee shall be rendered in writing by the Benefits Administration Committee ordinarily not later than 60 days after the Claimant requests review. A written copy of the decision shall be delivered to the Claimant. If special circumstances require an extension of the ordinary period, the Benefits Administration Committee shall so notify the Claimant of the extension with such notice containing an explanation of the special circumstances requiring the extension and the date by which the Benefits Administration Committee expects to render a decision. Any such extension shall not extend beyond 60 days after the ordinary period. If the appeal to the Benefits Administration Committee is denied, in whole or in part, the notice of decision referred to in the first sentence of this paragraph (2) shall set forth:

                  (A) The specific reason(s) for denial of the claim;

                  (B) Reference to the specific Plan provisions upon which the denial is based;

                  (C) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

                  (D) A statement of the Claimant's right to bring a civil action under Section 502(a) of the Act.

      (d) RIGHT TO EXAMINE PLAN DOCUMENTS AND TO SUBMIT MATERIALS. In connection with the determination of a claim, or in connection with review of a denied claim or appeal pursuant to this Section 8.2, the Claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit written comments, documents, records and other information relating to the claim for benefits. The Claimant also will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits with such relevance to be determined in accordance with Section 8.2(e) (Claims Procedure - Relevance).

      (e) RELEVANCE. For purpose of this Section 8.2, documents, records, or other information shall be considered "relevant" to a Claimant's claim for benefits if such documents, records or other information:

            (1) Were relied upon in making the benefit determination;

            (2) Were submitted, considered, or generated in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon in making the benefit determination; or

            (3) Demonstrate compliance with the administrative processes and safeguards required pursuant to this Section 8.2 regarding the making of the benefit determination.

      (f) DECISIONS FINAL; PROCEDURES MANDATORY. To the extent permitted by law, a decision on review by the Retirement Manager, Claim Appeals Subcommittee, or the Benefits Administration Committee shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section 8.2 shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Benefits Administration Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

      (g) TIME FOR FILING LEGAL OR EQUITABLE ACTION. Any legal or equitable action filed in connection with this Plan by a person claiming rights under this Plan or by another person claiming rights through such a person must be commenced not later than the earlier of: (1) the shortest applicable statute of limitations provided by law; or (2) two years from the date the Benefits Administration Committee's decision on appeal is delivered to the Claimant in accordance with Section 8.2(c)(2) (Claims Procedure - Appeal to the Benefits Administration Committee - Decision of the Benefits Administration Committee).

                                   ARTICLE IX
                  LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
                      INCOMPETENT DISTRIBUTEE; CORRECTIONS

9.1 ANTI-ALIENATION CLAUSE.


      No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.

9.2 PERMITTED ARRANGEMENTS.


      Section 9.1 (Anti-Alienation Clause) shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation), or the transfer, incident to a divorce, of a Participant's interest in the Plan to a former spouse.

9.3 PAYMENT TO MINOR OR INCOMPETENT.


      Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Plan Administrator to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

9.4 UNDERPAYMENT OR OVERPAYMENT OF BENEFITS.

      In the event that, through mistake or computational error, benefits are underpaid or overpaid, there shall be no liability for any more than the correct amount of benefits under the

Plan. Overpayments may be deducted from future payments under the Plan and underpayments may be added to future payments under the Plan. In lieu of receiving reduced benefits under the Plan, a Participant or Beneficiary may elect to make a lump sum repayment of any overpayment.

                                    ARTICLE X
                        AMENDMENT, MERGER AND TERMINATION

10.1 AMENDMENT.

      The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan Administrator, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and the Trustee hereunder shall not be substantially increased without their written consent; and provided further that the amendment shall not reduce any Participant's interest in the Plan, calculated as of the date on which the amendment is adopted.

10.2 MERGER OR CONSOLIDATION OF COMPANY.


      The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger. If an Employer other than the Company is acquired by or merged into any organization other than an Affiliate, the Plan shall be terminated as to the acquired Employer unless the Company and the acquirer agree otherwise in writing.

10.3 TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS.


      It is the expectation of the Company and each of the Employers that this Plan will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company or any other Employer, and the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder. If the Plan is terminated or contributions are reduced, temporarily suspended, or discontinued with respect to all Employers or any one or more Employers, the benefits of the affected Participants will continue to be held pursuant to the Plan until the date or dates on which such benefits would have become distributable had the Plan not been terminated or had contributions not been reduced, temporarily suspended, or discontinued. In the exercise of its discretion, however, the Plan Administrator may direct that the benefits of any Participant affected by the termination of the Plan as to all Employers or a particular Employer, or the reduction, temporary suspension, or discontinuance of contributions, be distributed as of an earlier date or dates.

                                   ARTICLE XI
                          CHANGE OF CONTROL PROVISIONS

11.1 ADDITIONAL SERVICE CREDIT.


     A Participant whose employment is terminated under such circumstances that the Participant, because of a Change of Control, is entitled to receive termination benefits under the

Participant's Change of Control Agreement will receive an additional 36 months of Service credit for purposes of this Plan.

11.2 70/80 RETIREMENT BENEFIT.


      A Participant whose employment is terminated under such circumstances that the Participant, because of a Change of Control, is entitled to receive termination benefits under the Participant's Change of Control Agreement and whose age and years of Service, as of the date of termination of Service, equal or exceed (i) 70 if such Participant has attained age 55 on or before such date or (ii) 80 if he has not attained age 55 on or before such date, may elect (with the same rights of election as under the Retirement Plan or any other applicable plan) on or before the date of termination of Service to retire on such date (or on such other date as may be mutually agreed to between such Participant and the Company) and to receive, commencing on the first day of the month following or coinciding with his retirement, a retirement benefit in the amount computed under the provisions of Section 5.1 (Normal Retirement Benefit) and Section 5.2 (Early Retirement Benefit) without any reduction in such retirement benefit on account of the commencement thereof prior to attainment of his Normal Retirement Date; provided that the provisions of Section 5.1 (Normal Retirement Benefit) and Section 5.2 (Early Retirement Benefit) shall be applicable without regard to whether or not the Participant has attained age 55. If such a retired Participant shall subsequently become reemployed by the Company, any retirement benefit paid to him hereunder shall cease, his Service completed on and after the date of his reemployment shall continue to accrue and upon his subsequent retirement or termination of employment his retirement benefit shall be computed in accordance with the applicable provisions of the Plan, reduced by the Actuarial Equivalent of the amount of any retirement benefit previously paid hereunder.

      Each Participant in this Plan to whom this Section applies shall be fully vested in his or her benefits under the Plan whether or not he or she meets the Service requirements for a Deferred Vested Retirement Benefit.

11.3 PLAN ADMINISTRATOR DISCRETION.


      The Plan Administrator shall determine, in accordance with uniform and nondiscriminatory rules designed to carry out the purpose of this Article to encourage and facilitate the retirement of older employees with long Service, whether this Section shall apply to any Participant whose age or length of Service is in doubt.

11.4  SPECIAL LUMP SUM OPTION.


      Notwithstanding any other provision of this Plan to the contrary, the benefits of any Participant whose employment is terminated under such circumstances that the Participant, because of a Change of Control, is entitled to receive termination benefits under the Participant's Change of Control Agreement shall be paid in the form of an Actuarially Equivalent lump sum. If such a Participant shall subsequently become reemployed by the Company, his Service completed on and after the date of his reemployment shall continue to accrue and upon his subsequent retirement or termination of employment his retirement benefit shall be computed in accordance with the applicable provisions of this Plan, reduced by the Actuarial Equivalent of the amount of any retirement benefit previously paid hereunder.

                                   ARTICLE XII
                               GENERAL PROVISIONS

12.1 LIMITATION ON PARTICIPANTS' RIGHTS.


      Participation in the Plan shall not give any Participant the right to be retained in the employ of the Company or any Affiliate or any right or interest in the Trust Fund other than as herein provided. The Company and each Affiliate reserves the right to dismiss any Participant without any liability for any claim either against the Trust Fund, except to the extent herein provided, or against the Company, or Affiliate.

12.2 STATUS OF PARTICIPANTS AS UNSECURED CREDITORS.


      Each Participant is an unsecured creditor of the Company or the Affiliate that employs the Participant and no Participant has any preferred or secured claim to any assets of the Company or any Affiliate for the payment of benefits under this Plan. If the Company or any Affiliate acquires any insurance policies or other investments to assist it in meeting its obligations to Participants, those policies or other investments will nonetheless remain part of the general assets of the Company or Affiliate.

12.3 STATUS OF TRUST FUND.


      The Trust Fund is being established to assist the Company and the adopting Affiliates in meeting their obligations to the Participants and to provide the Participants with a measure of protection in certain limited instances. In certain circumstances described in the Trust Agreement, the assets of the Trust Fund may be used for the benefit of the Company's or an Affiliate's creditors and, as a result, the Trust Fund is considered to be part of the Company's and adopting Affiliate's general assets. Benefit payments due under this Plan shall either be paid from the Trust Fund or from the Company's or Affiliate's general assets as directed by the Plan Administrator. Despite the establishment of the Trust Fund, it is intended that the Plan be considered to be "unfunded" for purposes of the Act and the Code.

12.4 CANCELLATION OR REDUCTION OF BENEFITS.


      An Employer and one of its Participants may agree from time to time to reduce the amount of the Participant's benefit under this Plan. Any such agreement must be in writing, must be signed by the Participant and the Employer, shall relate only to the benefits to which the Participant is entitled and shall not circumvent the provisions of Sections 6.2 (Participant Elections), or 6.3 (Forms of Benefit Payments) regarding the timing or manner of distributions from this Plan.

12.5 UNIFORM ADMINISTRATION.


      Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated.

12.6 HEIRS AND SUCCESSORS.


      All of the provisions of this Plan shall be binding upon all persons who are entitled to any benefits hereunder and their heirs and legal representatives.

12.7 NO LIABILITY FOR ACCELERATION OF PAYMENTS.


      Under the Plan, Participants are allowed, to a certain extent, to designate the dates on which distributions are to be made to them. The Plan Administrator, however, also has the right, in the exercise of its discretion, to accelerate payments. By accepting the benefits offered by the Plan, each Participant (and each beneficiary claiming through a Participant) acknowledges that the Plan Administrator may override the Participant's elections and agrees that neither the Participant nor any Beneficiary shall have any claim against the Plan Administrator, the Trustee, or any Employer if distributions are made earlier than anticipated by the Participant due to the Plan Administrator's exercise of its discretion to accelerate payments.

      To signify its adoption of this Plan document, the Company has caused this Plan document to be executed by a duly authorized officer of the Company on this _____ day of November, 2003.

                                    PHELPS DODGE CORPORATION


                                    By_______________________________________
                                       Its_____________________________________


                                    CYPRUS AMAX MINERALS COMPANY


                                    By_______________________________________
                                       Its_____________________________________

                                   APPENDIX A

      The Company may enter into "Special Benefit Agreements" with individuals who satisfy the eligibility standards of Section 3.1 (Selection of Participants) which provide such individuals with benefits from the Plan on some basis other than pursuant to the generally applicable provisions of the Plan. All such Special benefit Agreements shall be set forth in writing and shall be signed by a duly authorized officer of the Company pursuant to such procedures as may be established from time to time by the Board or the Plan Administrator. If any provision of this Plan conflicts with a provision included in a Special Benefit Agreement, the provision of the Special Benefit Agreement shall control.

      The following Special Benefit Agreements have been entered into:

1. Letter agreement between L. William Seidman and the Company dated August 15, 1977.


2. Letter agreement between Edson L. Foster and the Company dated January 27, 1988.


3. Letter agreement between Dr. Patrick J. Ryan and the Company dated January 27, 1988.


4.    Letter agreement between G. Robert Durham and the Company dated March 1,
      1989.


5. Letter agreement between William C. Tubman and the Company dated November 1, 1989.


6. Letter agreement between A.L. (John) Lawrence and the Company dated November 1, 1989.


7. Agreement and General Release between Julio Bague and Phelps Dodge International Corporation, made as of September 8, 1993.


8. Agreement and General Release between Herbert Dunham and Phelps Dodge Mining Company made as of June 1, 1994.


9. Retirement Agreement and General Release between John C. Replogle and the Company dated December 4, 1997.


10. Retirement Agreement and General Release between Henry W. Konerko and the Company dated August 11, 1998.

11. Retirement Agreement and General Release between Richard W. Rice and the Company dated December 31, 1998 by Mr. Rice and December 28, 1998 by the Company.


12. Agreement, General Release and Covenant Not to Sue between George M. Meseha and Phelps Dodge Copper Products Co. dated December 31, 1998 by Mr. Meseha and January 11, 1999 by Phelps Dodge Copper Products Co.


13. Agreement and General Release between Thomas M. St. Clair and the Company dated June 15, 1999.


14. Agreement and General Release between Roger Weadock and the Phelps Dodge Magnet Wire Company dated December 11, 1998 by Mr. Weadock and November 9, 1998 by Phelps Dodge Magnet Wire Company.


15. Agreement and General Release between James L. Madson and the Company dated September 24, 1999.


16.   Agreement between Douglas C. Yearley and the Company dated December 9,
      1999.


17. Agreement and General Release between A. L. Lawrence and the Company dated January 28, 2000.


18. Letter agreement between James B. McBiles and the Company dated January 6, 1994.


19. Agreement and General Release between Kirk D. Kemmish and the Company dated August 31, 2000.


20. Agreement and General Release between Bernard G. Rethore and the Company dated January 6, 1995.


21. Agreement and General Release between Manuel J. Iraola and the Company dated March 6, 2002.